EXHIBIT 10.16

                               NOVOSTE CORPORATION

                        RESTRICTED STOCK AWARD AGREEMENT

To:   William A. Hawkins III

            We are pleased to notify you that, by the determination of the Stock Option and Compensation Committee of Novoste Corporation (the "Company"), 14,000 shares of common stock, $.01 par value per share (the "Restricted Stock"), of the Company have this 27th day of February 1998 been awarded to you, subject to the commencement of your employment with the Company by June 1, 1998, and subject to the terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Employment Agreement, dated April 23, 1998, between the Company and you (the "Employment Agreement").

            In consideration of the Company's accepting this Restricted Stock Award Agreement (this "Agreement") and awarding to you the shares of Restricted Stock provided for herein, the you hereby agrees with the Company as follows:

      1.    Restricted Stock.

            During the period of time that any of the shares of Restricted Stock are unvested as set forth below, the shares of Restricted Stock awarded to you pursuant to this Agreement that shall not have vested shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or as provided in this Agreement. Shares of Restricted Stock shall vest as follows:

              (i) 25% of the total number of shares of Restricted Stock subject to this Agreement on June 1, 1999;

              (ii) 25% of the total number of shares of Restricted Stock subject to this Agreement on June 1, 2000;

              (iii) 25% of the total number of shares of Restricted Stock subject to the Agreement on June 1, 2001; and

              (iv) 25% of the total number of shares of Restricted Stock subject to the Agreement on June 1, 2002;

provided, however, that on any such date, you are then employed by the Company under the Employment Agreement.


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             Notwithstanding the foregoing, upon the occurrence of (i) a
Change in Control (as such term is defined in the Company's Amended and Restated Stock Option Plan) of the Company so long as you are then employed by the Company under the Employment Agreement or (ii) the termination of your employment with the Company (x) by the Company without Cause or without Unsatisfactory Performance or (y) by you for Good Reason, all restrictions on shares of Restricted Stock set forth in this Section shall immediately lapse.

      2.     Termination of Employment for Unsatisfactory Performance.

             If the Company terminates your employment for Unsatisfactory Performance, in addition to those shares of Restricted Stock that are vested and unrestricted in accordance with Section 1 hereof, an additional 3,500 shares of Restricted Stock shall also become vested and unrestricted unless all such restrictions shall have previously lapsed.

      3.     Death, Disability and Certain Types of Termination of Employment.

             If you cease to be an employee of the Company due to (i) your death, (ii) your disability (as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) the termination of your employment by the Company for Cause or (iv) the termination of your employment by you without Good Reason, you (or in the event of your death, your legatee or legatees under your Last Will, or your personal representatives or distributees) shall only retain ownership of those shares of Restricted Stock that are vested and unrestricted in accordance with Sections 1 and 2 hereof; all remaining unvested and restricted shares of Restricted Stock shall be forfeited.

      4.     Stock Certificates.

             You hereby acknowledge that any certificates evidencing shares of Restricted Stock of the Company issued pursuant to this Agreement shall bear the following restrictive legends:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT FOR THESE SHARES OR AN OPINION OF THE CORPORATION'S COUNSEL THAT REGISTRATION IS NOT REQUIRED.


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                  THE SHARES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO
                  RESTRICTIONS ON TRANSFER AND POTENTIAL FORFEITURE PURSUANT TO THE PROVISIONS OF THE RESTRICTED STOCK AWARD AGREEMENT, DATED JUNE 1, 1998, BETWEEN THE COMPANY AND WILLIAM A. HAWKINS III, WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF NOVOSTE CORPORATION.

      5.     Rights with Respect to Shares.

             The undersigned shall have, after issuance of certificates for the number of shares of Restricted Stock awarded, ownership of all such shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Restricted Stock, subject, however, to the restrictions imposed thereon pursuant to this Agreement.

      6.     Governing Law.

             This Agreement shall be construed in accordance with, and any dispute arising in connection herewith shall be governed by, the internal laws of the State of Florida.

      7.     Amendments.

             This Agreement may not be amended, modified or terminated except by a writing signed by the Company and you.

                                    Sincerely yours,

                                    NOVOSTE CORPORATION


                                    By:
                                         ------------------------------
                                         Thomas D. Weldon
                                         Chief Executive Officer

Agreed to, acknowledged and accepted this 1st day of June, 1998.


-------------------------------
William A. Hawkins III